Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

November 5, 2021

VIA ELECTRONIC MAIL ONLY

Cipherloc Corporation

26836 Bee Cave,
Bldg. 1, Suite #279,
Austin, Texas 78746

Re:	Post-Effective Amendment No. 1 to Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Cipherloc Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Post-Effective Amendment to Registration Statement of the Company on Form S-1 (Registration No. 333-255629 as amended through the date hereof and including all exhibits thereto, the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to a proposed public offering (the “Offering”) of (a) 55,549,615 outstanding shares of common stock, held by certain of the selling shareholders named herein (the “Offering Shares”); (b) up to 55,549,615 shares of common stock issuable upon exercise of Common Stock Purchase Warrants to purchase 55,549,615 shares of common stock (the “Offering Warrants”), with an exercise price of $0.36 per share, which are held by certain selling shareholders named herein (the “Offering Warrant Shares”); and (c) up to 8,332,439 shares of common stock that are issuable upon exercise of Purchase Warrants, with an exercise price of $0.18 per share (the “Placement Warrants” and together with the Offering Warrants, the “Warrants”), granted to Paulson Investment Company, LLC (the “Placement Agent”) and its assigns, and held by certain of the selling shareholders named herein (the “Placement Warrant Shares” and together with the Offering Warrant Shares, the “Warrant Shares”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the Securities.

We examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to any facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Our opinion set forth below with respect to the validity and binding effect of the Offering Shares may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Offering Shares have been validly issued, fully paid and non-assessable.

2.	Upon the due issuance of the Offering Warrant Shares and payment of the consideration therefor in accordance with the Offering Warrants, such Offering Warrant Shares will be validly issued, fully paid and non-assessable.

3.	Upon the due issuance of the Placement Warrant Shares and payment of the consideration therefor in accordance with the Placement Warrants, such Placement Warrant Shares will be validly issued, fully paid and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware, including all applicable statutory provisions and reported judicial decisions interpreting these laws. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON llp

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